SECURITIES AND EXCHANGE COMMISSION
                              	Washington, DC  20549

                             	_______________________



                                  	F O R M  8 - K


                                  	CURRENT REPORT


                         	Pursuant to Section 13 or 15 (d)
                                      	of the
                         	Securities Exchange Act of 1934


                        	Date of Report:  November 3, 1995



                       	HOLIDAY RV SUPERSTORES, INCORPORATED



                                     	FLORIDA



    	                   0-16448             		 59-1834763
                 	(Commission File No.)  (IRS Employer I.D.No.)


                          	Sand Lake West Executive Park
                             	7851 Greenbriar Parkway
                             	Orlando, Florida  32819


                           	Telephone # (407)  363-9211
	                              Fax # (407)  363-2065





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 Item 2. Acquisition or Disposition of Assets

	Holiday RV Superstores of New Mexico, Inc. (Buyer) a wholly-owned subsidiary of the Registrant, acquired real property consisting principally of seven (7) acres of land and improvements located in Dona Ana County, Las Cruces, New Mexico. The Buyer paid approximately $620,000 for the acquisition. The source of funds for the acquisition was the treasury of the Registrant.

	The acquisition occurred on October 19, 1995.  The "Sellers" were  Steven R.
 Roberson, Carol A. Roberson, Max R.Roberson and Marilyn M. Roberson. One of
 the Sellers, Steve  R. Roberson, was employed by the Registrant approximately three weeks prior to the acquisition.

	Prior to the acquisition the Sellers operated a recreation vehicle and boat sales and service center on the property doing business as "Camptown RV
 Center".  The Sellers discontinued operating the business after filing for protection with the United States Bankruptcy Court in June, 1995.

	The Buyer intends to operate a recreation vehicle and boat sales and service center operating as "Holiday RV Superstores", opening in November, 1995.

                                 	SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            						HOLIDAY RV SUPERSTORES, INCORPORATED




                            						By:  /S/ W. Hardee McAlhaney
                                							W. Hardee McAlhaney
					                                		Vice President


 Dated:  November 3, 1995